Exhibit 23


                    Consent of Independent Public Accountants




       As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into Farr Company's previously filed Registration Statements on File Numbers 2-83890, 33-18897, 33-47836, 33-71400 and 33-64387.





                                            /s/   Arthur Andersen LLP


       Los Angeles, California
       March 30, 1999